UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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HOME POINT CAPITAL INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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April 25, 2023
NOTICE OF HOME POINT CAPITAL INC. 2023 ANNUAL MEETING OF STOCKHOLDERS
Date	June 8, 2023
Time	11:00 a.m. Eastern Daylight Time
Location	Virtual meeting of stockholders conducted via live audio webcast at: www.virtualshareholdermeeting.com/HMPT2023.
Purpose	Item 1.	To elect three Class II directors.
	Item 2.	To ratify the selection of BDO USA, LLP as the Company’s independent public accounting firm for the year ending December 31, 2023.
To act upon such other business as may properly come before the meeting and any adjournments thereof.
Record Date
The directors have fixed the close of business on April 10, 2023, as the record date for determining stockholders entitled to notice of and to vote at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

Availability of Materials	We are making the proxy statement and the form of proxy first available on or about April 25, 2023.
Meeting Admission
If you wish to attend the Annual Meeting online, please enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials or your proxy card, or by following the voting instructions that accompanied your proxy materials. A list of our registered holders as of the close of business on the record date will be made available to stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/HMPT2023. To access such list of registered holders beginning May 26, 2023 and until the meeting, stockholders should email Home Point Capital Inc. Investor Relations at investor@hpfc.com.

Voting by Proxy
Please submit a proxy card or, for shares held in “street name” through a broker, bank or nominee, a voting instruction form, as soon as possible, so your shares can be voted at the Annual Meeting. You may submit your proxy card or voting instruction form by mail. If you are a registered stockholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card or Notice of Internet Availability of Proxy Materials. If your shares are held in “street name,” you will receive instructions for the voting of your shares from your broker, bank, or other nominee, which may permit telephone or Internet voting. Follow the instructions on the voting instruction form or Notice of Internet Availability of Proxy Materials that you receive from your broker, bank, or other nominee to ensure that your shares are properly voted at the Annual Meeting.

By Order of the Board of Directors,

Jean Weng
General Counsel and Corporate Secretary

HOME POINT CAPITAL INC.
2211 Old Earhart Road, Suite 250, Ann Arbor, Michigan 48105
Proxy Statement
Summary Information
2023 Annual Meeting of Stockholders
Date:	June 8, 2023
Time:	11:00 a.m. Eastern Daylight Time
Location:	Virtual annual meeting of stockholders conducted via live audio webcast at: www.virtualshareholdermeeting.com/HMPT2023.
Record date:	April 10, 2023
The proxy statement and the 2022 Annual Report (as defined below), and the means to vote electronically prior to the Annual Meeting, are available at www.proxyvote.com. To view this material, you must have available the 16-digit control number located on the Notice of Internet Availability of Proxy Materials mailed beginning on or about April 25, 2023, on the proxy card or, if shares are held in the name of a broker, bank, or other nominee, on the voting instruction form.
More information about the Annual Meeting is described under the heading “General Information About the Annual Meeting.”
Voting Matters and Recommendations
Item	Board of Directors Recommendation
Election of Directors (see “Item 1”)	FOR Each Director
Ratification of BDO USA, LLP as Independent Registered Public Accounting Firm for 2023 (see “Item 2”)	FOR
The following summary provides general information about Home Point Capital Inc. (together with its subsidiaries, “we,” “our,” “us,” or the “Company” unless the context otherwise requires), and highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider when deciding how to vote your shares. For further and more detailed information on the matters referenced below, prior to casting your vote, please carefully review the entire proxy statement and our 2022 Annual Report on Form 10-K (the “2022 Annual Report”). The 2022 Annual Report accompanies this proxy statement and was previously filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2023. In this proxy statement, we reference various information and materials available on our corporate website. We have included our website address in this proxy statement as an inactive textual reference only. Information on our website is not incorporated by reference in this proxy statement.
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Forward-Looking Statements
This proxy statement contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. Forward-looking statements are not guarantees of future performance, are based upon assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this proxy statement. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: our reliance on our financing arrangements to fund mortgage loans and otherwise operate our business; the dependence of our loan origination and servicing revenues on macroeconomic and U.S. residential real estate market conditions; the requirement to repurchase mortgage loans or indemnify investors if we breach representations and warranties; counterparty risk; the requirement to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances; risks related to any subservicer; competition for mortgage assets that may limit the availability of desirable originations, acquisitions and result in reduced risk-adjusted returns; our ability to continue to grow our loan origination business or effectively manage significant increases in our loan production volume; difficult conditions or disruptions in the mortgage-backed securities (“MBS”), mortgage, real estate and financial markets; competition in the industry in which we operate; our ability to acquire loans and sell the resulting MBS in the secondary markets on favorable terms in our production activities; our ability to adapt to and implement technological changes; the effectiveness of our risk management efforts; our ability to detect misconduct and fraud; any failure to attract and retain a highly skilled workforce, including our senior executives; our ability to obtain, maintain, protect and enforce our intellectual property; any cybersecurity risks, cyber incidents and technology failures; material changes to the laws, regulations or practices applicable to reverse mortgage programs operated by the Federal Housing Administration (“FHA”) and the U.S. Department of Housing and Urban Development; our vendor relationships; our failure to deal appropriately with various issues that may give rise to reputational risk, including legal and regulatory requirements; any employment litigation and related unfavorable publicity; exposure to new risks and increased costs as a result of initiating new business activities or strategies or significantly expanding existing business activities or strategies; the impact of changes in political or economic stability or by government policies on our material vendors with operations in India; our ability to fully utilize our net operating loss (“NOL”) and other tax carryforwards; any challenge by the Internal Revenue Service of the amount, timing and/or use of our NOL carryforwards; possible changes in legislation and the effect on our ability to use the tax benefits associated with our NOL carryforwards; the impact of other changes in tax laws; the impact of interest rate fluctuations; risks associated with hedging against interest rate exposure; the impact of any prolonged economic slowdown, recession or declining real estate values; risks associated with financing our assets with borrowings; risks associated with a decrease in value of our collateral; the dependence of our operations on access to our financing arrangements, which are mostly uncommitted; risks associated with the financial and restrictive covenants included in our financing agreements; risks associated with changes in the London Inter-Bank Offered Rate reporting practices and the use of alternative reference rates; our ability to raise the debt or equity capital required to finance our assets and grow our business; risks associated with derivative financial instruments; our ability to comply with continually changing federal, state and local laws and regulations; the impact of revised rules and regulations and enforcement of existing rules and regulations by the Consumer Financial Protection Bureau (“CFPB”); the impact of revised rules and regulations and enforcement of existing rules and regulations by state regulatory agencies; our ability to comply with the Government-Sponsored Enterprises (“GSE”), FHA, U.S. Department of Veterans Affairs (“VA”) and U.S. Department of Agriculture (“USDA”) guidelines and changes in these guidelines or GSE and Government National Mortgage Association (“Ginnie Mae”) guarantees; changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies such as Ginnie Mae, the FHA or the VA, the USDA, or GSEs such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or such changes that increase the cost of doing business with such entities; our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business; our ability to comply with the regulations applicable to our investment management subsidiary; the impact of private legal proceedings; risks associated with our acquisition of mortgage servicing rights; the impact of our counterparties terminating our servicing rights under which we conduct servicing activities; risks associated with higher risk loans that we service; and our ability to foreclose on our mortgage assets in a timely manner or at all; and the effects of the COVID-19 pandemic on our business. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those listed under the heading “Risk Factors”
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in our 2022 Annual Report, as such risk factors may be amended, supplemented, or superseded from time to time by other reports filed by the Company with the SEC. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date thereof. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.
Financial Performance Highlights
Fiscal 2022 Financial and Key Performance Indicator Summary
	For the year ended
($ In millions, except per share data)	2022	2021
Total Funded Origination Volume	$ 27,680.3	$ 96,203.4
Total Fallout Adjusted Lock Volume	26,605.2	83,144.6
Gain on sale margin (bps)(1)	43	90
Servicing portfolio – Units	315,478	425,989
Servicing portfolio – UPB	$88,668.6	$128,359.6

Total revenue, net	$255.6	$961.5
Origination segment direct expenses	221.5	513.6
Servicing segment direct expenses	58.0	70.9
Corporate expenses	155.4	168.1
Total expenses	434.9	752.6

Net (loss) income	$(163.7)	$166.3
Net (loss) income per share	$(1.18)	$1.19
(1)
Calculated as gain on sale divided by Fallout Adjusted Lock Volume. Gain on sale includes gain on loans, net, loan fee income, interest income (expense), net, and loan servicing fees (expense) for the Origination segment.

The Company’s 2022 performance is reviewed in greater detail, along with relevant risks associated with our business, results of operations and financial condition, in the 2022 Annual Report, which accompanies this proxy statement and was previously filed with the SEC.
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Director Nominees
We believe that members of our Board of Directors (the “Board”) should have complementary skills and qualifications that form a depth of broad and diverse experiences. We are intent on maintaining the Company’s reputation for quality, integrity, and high ethical standards and seek director nominees who have had substantial achievement in their personal and professional pursuits and possess the talent, experience, and integrity necessary to effectively oversee our businesses and strategy and enhance long-term stockholder value. Based on these desired attributes, the Board has nominated the following three director nominees for election at the Annual Meeting. For more detailed information about our directors, please see “Item 1 — Election of Directors” beginning on page 1 of this proxy statement.
Director Nominee	Principal Occupation	Other Public Company Boards (#)	Committee Memberships and Roles
Laurie S. Goodman	Institute Fellow, Urban Institute	2	• Audit Committee
Director Since 2021			• Chairperson of the Nominating and Corporate Governance Committee
William A. Newman	President and Chief Executive Officer of Home Point Capital Inc.	0
Director Since 2015
Eric L. Rosenzweig	Managing Director of Stone Point Capital	0	• Compensation Committee
Director Since 2015
Corporate Governance Highlights
Our Board is committed to maintaining a reputation for quality, integrity, and high ethical standards. Among other characteristics, the following highlights our key corporate governance practices:
Experienced Leadership. Our Board and Executive Leadership Team, which oversees the execution of the Company’s overall business, consists of seasoned leaders with deep industry experience, as well as expertise in risk management, accounting, operations, and leadership experience in public and private companies.
Overboarding Policy. A non-employee director on our Board may not serve on more than five public company boards and an employee director on our Board may not serve on more than two public company boards without the Board’s approval.
Diversity. Three out of eight Board members are women or minorities.
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2023 NOTICE OF MEETING AND PROXY STATEMENT
PART 1 – CORPORATE GOVERNANCE AT THE COMPANY
Item 1 – Election of Directors
The Board of Directors unanimously recommends that you vote FOR each of the nominees for director (Item 1 on your proxy card)
Our Board has nominated three Class II directors listed below for election at the Annual Meeting to hold office until the annual meeting of the stockholders to be held in 2026 and the election of their successors. Ms. Goodman and Mr. Rosenzweig are non-management directors, and Mr. Rosenzweig is associated with Stone Point Capital LLC (the “Sponsor”), our majority stockholder. Ms. Goodman is the only director nominee deemed independent by the Board under the applicable definition in the Nasdaq Rules (as defined herein) and the Company’s Corporate Governance Guidelines (the “Guidelines”).
On January 28, 2022, the Board fixed the number of directors at eight, as permitted by our Certificate of Incorporation. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the election of the three Class II director nominees listed below. We have no reason to believe that any nominee will be unavailable for election at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board.
The Board recommends that stockholders approve each director nominee for election based upon the qualifications and attributes discussed below.
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Item 1 (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Class II Director Nominees
Laurie S. Goodman Age 67, Director since 2021 Class II Director Board Roles and Committees • Audit Committee • Chairperson of the Nominating and Corporate Governance Committee
Qualifications and Attributes
Ms. Goodman has served as a member of our Board of Directors since February 2021. Ms. Goodman is an Institute Fellow at the Urban Institute. She founded the Housing Finance Policy Center at the Urban Institute in 2013, and was its Director or Co-Director from 2013 to 2021. Before joining the Urban Institute in 2013, from 2008 to 2013, she was Senior Managing Director at Amherst Securities Group, LP, a boutique broker-dealer specializing in securitized products. From 1993 to 2008, Ms. Goodman was head of global fixed income research and manager of US securitized products research at UBS and its predecessor firms. Before that, she held research and portfolio management positions at several Wall Street firms and she began her career as a senior economist at the Federal Reserve Bank of New York. She was inducted into the Fixed Income Analysts Hall of Fame in 2009. Ms. Goodman currently serves on the board of directors of MFA Financial (2014 to present) and Arch Capital Group Ltd. (2018 to present). She is also a consultant to The Amherst Group and serves on the CFPB’s Consumer Advisory Board. From 2017 to 2021, Ms. Goodman was on the board of directors of each of DBRS Inc and Morningstar Credit Ratings. Ms. Goodman has a B.A. in Mathematics from the University of Pennsylvania and an M.A. and Ph.D. in Economics from Stanford University. We believe Ms. Goodman’s qualifications to serve on our Board of Directors include her executive leadership and management experience related to the financial services and housing industries.

William A. Newman Age 58, Director since 2015 Class II Director
Qualifications and Attributes
Mr. Newman has served as a member of our Board of Directors and our President and Chief Executive Officer since 2015. Prior to joining the Company, Mr. Newman held a variety of leadership roles within the mortgage industry, including at Cole Taylor Mortgage, ABN AMRO Mortgage Group and InterFirst Wholesale Mortgage Lending. Mr. Newman holds a Bachelor of Business Administration in Finance from the University of Michigan and a Master of Business Administration in Finance and Business Economics from Wayne State University. We believe Mr. Newman’s qualifications to serve on our Board of Directors include his executive leadership and management experience and extensive business and financial experience related to the mortgage industry.

Eric L. Rosenzweig Age 40, Director since 2015 Class II Director Board Roles and Committees • Compensation Committee
Qualifications and Attributes
Mr. Rosenzweig has served as a member of our Board of Directors since 2015. Mr. Rosenzweig is a Managing Director of Stone Point Capital. He joined Stone Point Capital in 2006. Previously, Mr. Rosenzweig was an Analyst in the Financial Institutions Group at UBS. Mr. Rosenzweig serves as a director of several private companies. He holds a Bachelor of Science from the Wharton School of the University of Pennsylvania. We believe Mr. Rosenzweig’s qualifications to serve on our Board of Directors include his significant business, financial and investment experience related to the mortgage industry.

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2023 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance
Board Composition
Our Board is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. Ms. Goodman and Messrs. Newman and Rosenzweig serve as Class II directors with a term expiring at the 2023 Annual Meeting of Stockholders. Messrs. Levey and Morse and Ms. Zabriskie serve as Class III directors with a term expiring in 2024. Messrs. Bon Salle and Khan serve as Class I directors with a term expiring in 2025. Upon the expiration of the term of office for each class of directors, each director in such class shall be elected for a term of three years and serve until a successor is duly elected and qualified, or his or her earlier death, resignation, retirement, disqualification, or removal from office. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office.
The Nominating and Corporate Governance Committee (“N&CG Committee”) is responsible for recommending to the Board, who ultimately nominates, directors for election each year and evaluating the need for new director candidates as appropriate. This assessment includes an evaluation of each director nominee’s skills and experience, qualification as independent, as well as consideration of diverse perspectives and experiences, and other characteristics, such as existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, technical skills, business or government acumen, financial and accounting background, technology background, executive compensation background, and the size, composition, and combined expertise of the existing Board.
In connection with the closing of our initial public offering (our “IPO”), we entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with investment entities managed by the Sponsor, including Trident VI, L.P., Trident VI Parallel Fund, L.P., Trident VI DE Parallel Fund, L.P. and Trident VI Professionals Fund, L.P. (collectively, the “Trident Stockholders”). The Stockholders’ Agreement provides that the Trident Stockholders have certain nomination rights to designate candidates for nomination to our Board for so long as the Trident Stockholders or their affiliates beneficially own certain percentages of our common stock, as described below under the section entitled “Part 3 – Certain Relationships and Related Party Transactions-Related Person Transactions.”
Board Diversity Matrix
(As of March 31, 2023)

Total Number of Directors: 8
Gender Identity	Female	Male	Non-Binary	Did Not Disclose
Gender	2	6	—	—
Demographic Background
Black or African American	—	—	—	—
Hispanic or Latinx	—	—	—	—
Asian	—	1	—	—
Native American or Alaska Native	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White (not of Hispanic or Latinx origin)	2	5	—	—
LGBTQ+	—	—	—	—
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Corporate Governance (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Directors
We provide below summary biographies of our directors (other than our director nominees whose biographies appear under “Item 1 – Election of Directors”).
Stephen A. Levey Age 49, Director since 2015 Class III Director Board Roles and Committees • Nominating and Corporate Governance Committee
Qualifications and Attributes
Mr. Levey has served as a member of our Board of Directors since 2015. Mr. Levey is a Managing Director and Counsel of Stone Point Capital. He joined Stone Point Capital in 2008. Previously, Mr. Levey was an attorney at Debevoise & Plimpton LLP. Mr. Levey previously served as a member of the board of directors of Atlantic Capital Bancshares, Inc. (Nasdaq: ACBI), and he currently serves as a director of several private companies. He earned his A.B. from Princeton University and his Juris Doctor degree from the New York University School of Law. We believe Mr. Levey’s qualifications to serve on our Board of Directors include his significant business, financial and investment experience related to the mortgage industry.

Timothy R. Morse Age 54, Director since 2021 Class III Director Board Roles and Committees • Chairperson of the Audit Committee • Compensation Committee
Qualifications and Attributes
Mr. Morse has served as a member of our Board of Directors since February 2021. Since 2018, Mr. Morse has served as a board member or advisor to public and private companies of varying sizes in a variety of different industries. He is the Audit Committee Chairman for privately held Wilsonart LLC, and the chairman of the Audit Committee of Tennant Company (NYSE: TNC). From 2015 to 2018, Mr. Morse served as Chief Executive Officer of Ten-X, an online real estate marketplace company, and he also served as Chief Financial Officer of Ten-X from 2014 to 2015. Prior to Ten-X, Mr. Morse served in a variety of leadership roles for Yahoo! Inc., including Chief Financial Officer and Interim Chief Executive Officer. Prior to joining Yahoo!, Mr. Morse held CFO roles at General Electric Company and Altera Corporation. Mr. Morse graduated from Boston College in 1991 with a BS in Finance and Operations & Strategic Management. We believe Mr. Morse’s qualifications to serve on our Board of Directors include his executive leadership and management experience related to the financial and business services industries.

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Corporate Governance (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Joanna E. Zabriskie Age 57, Director since 2022 Class III Director Board Roles and Committees • Audit Committee
Qualifications and Attributes
Ms. Zabriskie has served as a member of our Board of Directors since January 2022. Ms. Zabriskie is President and CEO of the BH Companies, a national owner/operator of multifamily properties. She joined BH in 2013 as Senior Vice President. In December 2014, she was promoted to President and CEO. Prior to BH, her previous company co-invested with BH for many years as a sponsor/partner on multifamily acquisitions. Her roles included serving as the Managing Director and Chief Investment Officer of Harbour Realty Partners, a company she co-founded to invest in multifamily properties and serving as Managing Director for Captec Financial Group. Ms. Zabriskie earned an undergraduate degree from Carleton College and a Masters in International Management and MBA from the American Graduate School of International Management (Thunderbird). She has more than 25 years of experience in real estate, banking, and finance. We believe Ms. Zabriskie’s qualifications to serve on our Board of Directors include her executive leadership and management experience and extensive business and financial experience related to the mortgage industry.

Andrew J. Bon Salle Age 57, Director since 2021 Class I Director Board Roles and Committees • Chairperson of the Board of Directors • Nominating and Corporate Governance Committee
Qualifications and Attributes
Mr. Bon Salle has served as Chairperson of our Board of Directors since January 2021. From 2014 through 2020, Mr. Bon Salle served as Executive Vice President-Single Family Mortgage Business for Fannie Mae. He joined Fannie Mae in 1992 and, prior to leading the Agency’s single-family mortgage business, served as Senior Vice President-Single-Family Underwriting, Pricing, and Capital Markets and in other executive roles. Mr. Bon Salle holds a Bachelor of Science in Business Administration from American University and an MBA from the Kogod School of Business at American University. We believe Mr. Bon Salle’s qualifications to serve on our Board of Directors include his executive leadership and management experience related to the mortgage industry.

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Corporate Governance (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Agha S. Khan Age 44, Director since 2015 Class I Director Board Roles and Committees • Chairperson of the Compensation Committee
Qualifications and Attributes
Mr. Khan has served as a member of our Board of Directors since 2015. Mr. Khan is a Managing Director of Stone Point Capital. He joined Stone Point Capital in 2002. Previously, Mr. Khan was an Analyst in the Financial Institutions Group at Citigroup (formerly Salomon Smith Barney). Mr. Khan previously served as a member of the board of directors of Broadstone Net Lease, Inc. (NYSE: BNL), and he currently serves as a director of several private companies. He holds a B.A. from Cornell University. We believe Mr. Khan’s qualifications to serve on our Board of Directors include his significant business, financial and investment experience related to the mortgage industry.

Annual Director Evaluations
The Board, acting through the N&CG Committee, annually assesses each director’s performance and contributions to the overall effectiveness of the Board. The Board monitors each director’s performance using the following evaluation criteria: skills, judgment, attendance, knowledge, preparation and integrity. The Board believes that each of the director nominees on the Board has substantial achievement in their personal and professional pursuits and has talents, experience, judgment, and integrity that will contribute to the best interests of the Company and to long-term stockholder value. The director nominee biographies for our Class II directors set forth in this proxy statement under the heading “Item 1 – Election of Directors” indicate each nominee’s qualifications, skills, experience, and attributes that led the Board to conclude that they should continue to serve as a director of the Company.
Annual Board and Committee Self-Evaluation
The Board and each Board committee conducts an annual self-evaluation of its performance and effectiveness. For the self-evaluation, directors complete a questionnaire to evaluate the Board and each committee on which they serve, focusing on leadership, scope of responsibilities, quality of interactions with management, quality of materials presented, allocation of time for discussion during the meetings, and areas of potential improvement. The overall performance of the Board – including its contributions to the Company – and a compilation of director responses is reviewed and discussed by the N&CG Committee and by the full Board. Similarly, the performance of each committee, along with specific committee member responses, is reviewed and discussed by the respective committee.
Director Identification and Selection Process
The Board regularly reviews its composition and size to evaluate its overall effectiveness and alignment with Company strategy. As part of this review, the N&CG Committee, in conjunction with the Board, establishes the desired criteria, skills, and areas of expertise needed to continue to support the Board in advancing the Company’s businesses and strategy. Once the desired characteristics are established, the Committee reviews each director candidate.  The N&CG Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by the N&CG Committee, Board members, or stockholder recommendations by following the procedures set forth under “Part 5 – General Information About the Annual Meeting – Proposals and Nominations by Stockholders.”
The Board is nominating Ms. Goodman and Messrs. Newman and Rosenzweig as Class II directors, and both the N&CG Committee and the Board believe Ms. Goodman and Messrs. Newman and Rosenzweig each possess the background and requisite experience to make significant contributions to the Company and will enhance the overall effectiveness and composition of the Board through his or her service as a director. Ms. Goodman was deemed independent by the Board under the Guidelines. Neither Mr. Newman nor Mr. Rosenzweig was deemed independent by the Board under the Guidelines.
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Corporate Governance (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Director Nominee Characteristics and Qualifications
The Board expects all director nominees to possess the following attributes or characteristics:
• unquestionable business integrity and ethics, irrefutable reputation, and superior moral and ethical standards
• informed and independent judgment with a balanced perspective, financial literacy, mature confidence, high performance standards, and incisiveness

• ability and commitment to attend Board and committee meetings and to invest sufficient time and energy in monitoring management’s conduct of the business and compliance with the Company’s operating and administrative procedures

• a willingness to work closely with the other Board members
Taken as a whole, the Board expects its members to have one or more of the following skill sets and specific business background:
• experience in the mortgage industry
• experience as a senior officer of a well-respected public company
• experience as a senior business leader of an organization active in our industry
• experience in key disciplines of significant importance to the Company’s overall operations
• qualification as an audit committee financial expert
• qualification as a risk management expert
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Corporate Governance (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Controlled Company
As of the date of this proxy statement, the Trident Stockholders beneficially own 127,771,035 shares, or approximately 92.3% of the voting power of our shares eligible to vote in the election of directors. As a result, we are a “controlled company” within the meaning of the corporate governance standards of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). Under the Nasdaq Rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is comprised entirely of independent directors and (3) that its board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors. As such, we have elected to be exempt from the requirements to have a compensation committee and nominating and corporate governance committee composed entirely of independent directors and a majority of independent directors on our Board.
In the event that we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these standards and, depending on our Board’s independence determination with respect to our then-current directors, we may be required to add additional directors to our Board in order to achieve such compliance within the applicable transition periods.
Board Leadership Review Process
The Board, with assistance from the N&CG Committee, reviews the Board leadership structure from time-to-time to assess and determine the appropriate structure for the Company. The Board values the flexibility to review and determine the appropriate leadership structure based on the opportunities and circumstances of the Company at any given time.
The Board currently believes the separation of the roles of Chairperson of the Board and Chief Executive Officer is appropriate, and the Board continues to believe that Mr. Bon Salle’s role as Chairperson is currently the most effective leadership structure for the Company and is in the best interests of the Board, the Company, and its stockholders.
Among the factors considered by the Board in determining that the current leadership structure is the most appropriate are:
•
The separation of the roles of Chief Executive Officer and Chairperson of the Board allows the Chairperson to focus on the effectiveness of our Board and oversight of our executive officers while our Chief Executive Officer can focus on executing the Company’s business strategy and managing the Company’s day-to-day business operations.

•	Mr. Bon Salle has extensive knowledge of our business and strategy and is well positioned to focus our Board’s agenda on the key issues facing the Company.
•
Mr. Bon Salle, while not an independent director under the guidelines for director independence set forth in the Guidelines and under all applicable Nasdaq Rules, was not nominated to the Board by the Trident Stockholders pursuant to the Stockholders’ Agreement. Mr. Bon Salle can raise issues with management on behalf of the independent directors or act as a liaison between the Chief Executive Officer and the independent directors, in each case when appropriate.

Meetings of the Board of Directors and Annual Meeting of Stockholders
During 2022, the Board held 7 meetings, and each of the incumbent directors attended, either in-person or virtually, at least 75 percent of the total of all meetings of the Board and committees on which the director served.
Although the Company does not have a formal policy regarding attendance of directors at the annual meeting of stockholders, all directors are encouraged to attend.
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Corporate Governance (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Committees of the Board of Directors
The Board has the following principal committees to assist it in carrying out its responsibilities, and each operates under a written charter, a copy of which is available under the “Corporate Governance” section of our website at www.investors.homepoint.com. The charter for each committee, which establishes its roles and responsibilities and governs its procedures, is annually reviewed by each respective committee.
Audit Committee
Primary Responsibilities:
Current Members: • Timothy R. Morse, Chair • Laurie S. Goodman • Joanna E. Zabriskie* 6 Meetings in 2022
• Selecting, evaluating, compensating, and overseeing the independent registered public accounting firm
• Overseeing our financial reporting activities and the accounting standards and principles followed
• Reviewing and discussing with management and the independent auditor, as appropriate, the effectiveness of our internal control over financial reporting
• As required by the Nasdaq Rules, reviewing our major financial risk exposures (and the steps management has taken to monitor and control these risks) and our risk assessment and risk management practices and the guidelines, policies and processes for risk assessment and risk management
• Approving audit and non-audit services provided by the independent registered public accounting firm
• Reviewing and, if appropriate, approving or ratifying transactions with related persons required to be disclosed under SEC rules
• Meeting with management and the independent registered public accounting firm to review and discuss our financial statements and other matters
• Overseeing our internal audit function, including reviewing its organization, performance and audit findings, and reviewing our internal controls
• Monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters
• Establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal controls, auditing, or compliance matters
• Reviewing proposed waivers of the code of conduct for directors and executive officers
• Reviewing the adequacy of the Audit Committee and its charter and recommending any proposed changes to the Board at least annually

All members meet the independence requirements of the Nasdaq Rules and the rules and regulations of the SEC. In addition to other members, Mr. Morse is considered an audit committee financial expert (as defined by SEC rules).

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Corporate Governance (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Compensation Committee
Primary Responsibilities:
Current Members: • Agha S. Khan, Chair • Eric L. Rosenzweig • Timothy R. Morse 2 Meetings in 2022
• Reviewing and approving, or recommending to the full Board, the goals and objectives relating to the compensation of our executive officers, including any long-term incentive components of our compensation programs
• Evaluating the performance of our executive officers in light of the goals and objectives of our compensation programs and approving, or recommending to the full Board, each executive officer’s compensation based on such evaluation
• Overseeing the evaluation of each of our executive officer’s performance
• Reviewing and approving, or recommending to the full Board, subject, if applicable, to stockholder approval, our compensation programs
• Reviewing the operation and efficacy of our executive compensation programs in light of their goals and objectives
• Reviewing and assessing risks arising from our compensation programs
• Periodically reviewing that our executive compensation programs comport with the Compensation Committee’s stated compensation philosophy
• Reviewing and recommending to the Board the appropriate structure and amount of compensation for our directors
• Establishing and periodically reviewing policies for the administration of our equity compensation plans
• Reviewing the adequacy of the Compensation Committee and its charter and recommending any proposed changes to the Board at least annually
The charter of the Compensation Committee permits the Compensation Committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction.

Nominating and Corporate Governance Committee
Primary Responsibilities:
Current Members: • Laurie S. Goodman, Chair • Andrew J. Bon Salle • Stephen A. Levey 1 Meeting in 2022
• Selecting, or recommending that our Board select, the director nominees to stand for election at each annual meeting of our stockholders or to fill vacancies on our Board
• Reviewing our management succession planning
• Monitoring compliance with the Guidelines
• Overseeing the annual performance evaluation of our Board (and any committees thereof) and management
• Reviewing the adequacy of the Nominating and Corporate Governance Committee and its charter and recommending any proposed changes to the Board at least annually

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Corporate Governance (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
The Board’s Role in Risk Oversight
Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value.
Corporate Governance Guidelines and Independence
Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee, and the N&CG Committee. Because the Trident Stockholders hold more than 50% of our common stock, we are considered a “controlled company” within the meaning of the Nasdaq Rules. As such, we have elected to be exempt from the requirements to have (1) a compensation committee and a nominating and corporate governance committee composed entirely of independent directors and (2) a majority of independent directors on our Board.
Our N&CG Committee and the Board evaluate the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our stockholders.
Independent Director Sessions
•	The independent directors meet in an executive session at every regularly scheduled meeting of the Board and otherwise as needed
•
The meetings of the independent directors promote additional opportunities, outside the presence of management, for the directors to engage together in discussion. The regularity of these meetings fosters continuity for these discussions and allows for a greater depth and scope to the matters discussed

Under our Guidelines and the Nasdaq Rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.
Our Guidelines define independence in accordance with the independence definition in the current Nasdaq Rules for listed companies. Our Guidelines require our Board to review the independence of all directors at least annually.
In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the independence definition in the Nasdaq Rules, our Board will determine, considering all relevant facts and circumstances, whether such relationship is material.
Our Board has determined that each of Ms. Goodman, Mr. Morse, and Ms. Zabriskie is independent under the guidelines for director independence set forth in the Guidelines and under all applicable Nasdaq Rules, including with respect to committee membership. Our Board also has determined that each of Ms. Goodman, Mr. Morse, and Ms. Zabriskie is “independent” under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for purposes of Audit Committee independence.
While the “controlled company” exemption described above does not modify the independence requirements for an audit committee of a listed company, both the Nasdaq Rules and Rule 10A-3 under the Exchange Act permit a listed company to have a majority of independent directors on its audit committee until one year from the date of effectiveness of a registration statement for an initial public offering. After such transition period, the audit committee is required to be comprised entirely of independent directors. In 2022, we utilized this transition period until Ms. Zabriskie replaced Mr. Rosenzweig on our Audit Committee on January 28, 2022.
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Corporate Governance (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Code of Conduct
The Company has adopted a Code of Conduct and Business Ethics (the “Code”) that applies to our directors and all of the Company’s employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. The Code sets forth our policies and expectations on a number of topics, including conflicts of interest, corporate opportunities, confidentiality, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. This Code also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or waivers of the Code granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or any other executive officer or director, by posting such information on our website at www.investors.homepoint.com or by filing a Current Report on Form 8-K pursuant to applicable rules. The Code may be found in the “Corporate Governance” section on our website at www.investors.homepoint.com.
Communication with the Board of Directors
Stockholders and other interested parties may write to any of the Board’s members at the below address. The Board considers stockholder questions and comments to be important and endeavors to respond promptly and appropriately, even though the Board may not be able to respond to all stockholder inquiries directly. The General Counsel and Corporate Secretary will review any stockholder communications and will forward to the Chairperson of our Board, our Board, or any of its members a summary and/or copies of any such correspondence that deals with the functions of our Board or committees thereof or that the General Counsel and Corporate Secretary otherwise determines requires their attention. Certain circumstances may require that our Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter.
Office of the General Counsel
2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan, 48105
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Corporate Governance (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Executive Officers
John Forlines Age 59, Executive Officer since 2021 Chief Risk Officer
Qualifications and Attributes
Mr. Forlines has served as our Chief Risk Officer since March 2021. Prior to joining the Company, Mr. Forlines enjoyed a 33-year career at Fannie Mae, where he oversaw the agency’s enterprise risk management including credit and operational risk management for its $3.5 trillion book of single-family and multifamily loans. Also, during his time at Fannie Mae, Mr. Forlines held titles of Chief Audit Executive and Chief Credit Officer, roles in which he maintained a comprehensive view of corporate functions as well as credit risk related to underwriting and servicing risk management activities. John obtained his Bachelor of Science in Business Administration from the University of North Carolina and a Master of Business Administration in Human Resources Management from the University of Dallas. Mr. Forlines is a certified public accountant (CPA) in the District of Columbia and North Carolina.

Lisa Patterson Age 57, Executive Officer since 2022 Chief Administrative Officer
Qualifications and Attributes
Ms. Patterson has been our Chief Administrative Officer since 2022. Ms. Patterson joined the Company in 2015 as the Executive Managing Director of Third Party Lending. Prior to joining the Company, she served as Senior Vice President and Director of Operations at Cole Taylor Mortgage, now known as MB Bank, where she was responsible for process improvement, risk management and compliance implementation across all channels and states from 2009 to 2014. Before joining Cole Taylor Mortgage, Ms. Patterson worked at InterFirst Mortgage/ABN AMRO Mortgage Group from 1999 to 2008, first as Senior Account Executive and later as Vice President and Regional Sales Manager.

Jean Weng Age 48, Executive Officer since 2021 General Counsel and Corporate Secretary
Qualifications and Attributes
Ms. Weng has served as our General Counsel and Corporate Secretary since March 2021. Prior to joining the Company, Ms. Weng was the Senior Vice President, Deputy General Counsel and Corporate Secretary at Voya Financial, Inc. (formerly ING U.S. Inc.). There, she oversaw the company’s corporate governance practices, and headed the company’s government relations and legal operations functions, as well as led the company’s privacy, procurement, and intellectual property legal team. Prior to Voya, Ms. Weng had a 12-year career at Davis Polk & Wardwell LLP in New York, where she advised companies and underwriters on capital raising transactions within the firm’s Capital Markets Group. Ms. Weng obtained her Bachelor of Art in History from Columbia University and a Juris Doctorate from Columbia Law School.

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Corporate Governance (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Human Capital
The Company’s associates are at the center of what we do and a key driver of our long-term performance. Our associates strengthen our business, innovate better ways to serve our customers, and engage each other to create a thriving culture at the Company. Therefore, we focus on attracting, retaining, and motivating associates as a key component of our long-term strategy.
Human Capital Initiatives
Highlights of our human capital initiatives include: (i) building a culture of diversity, equity, and inclusion by leveraging talent processes and our people systems, (ii) offering comprehensive and flexible benefit programs designed to meet the changing needs of our associates and their families, (iii) utilizing our culture to help our business, (iv) developing and training our associates through professional development programs, and (v) affecting communities where we conduct business through employee volunteerism and corporate responsibility.
Home Point Capital Inc. 14

2023 NOTICE OF MEETING AND PROXY STATEMENT
PART 2 – COMPENSATION MATTERS
Executive Compensation
We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. In accordance with such rules, we are required to provide a summary compensation table and a table disclosing outstanding equity awards at fiscal year end, as well as limited narrative disclosures and a scaled pay versus performance disclosure. The individuals listed below are referred to throughout this section as our “Named Executive Officers.”
Summary Compensation Table
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
William Newman President and Chief Executive Officer	2022	$500,000	$205,891	$—	—	—	—	$705,891
	2021	$423,462	$1,004,616	$—	—	—	—	$1,428,078
Jean Weng General Counsel and Corporate Secretary	2022	$400,000	$60,000	$249,996	—	—	$6,125	$716,121
Mark Elbaum Former Chief Financial Officer(5)	2022	$400,000	$60,000	$249,996	—	—	$7,100	$717,096
	2021	$400,000	$400,000	$999,998	—	—	$7,300	$1,807,298
Perry J. Hilzendeger Former Executive Managing Director – President of Servicing(6)	2022	$309,231	$600,000	—	—	—	$6,831	$916,062
(1)	The amounts reported represent the Named Executive Officer’s base salary earned during the fiscal year covered.
(2)
The amounts reported for 2022 represent discretionary bonuses paid to our Named Executive Officers in respect of fiscal 2022 performance (and, for Mr. Newman and Mr. Hilzendeger, include additional bonuses as described in further detail under “– Bonuses” below).

(3)	The amounts reflect the fair value of equity awards granted in fiscal 2021 and 2022.
The equity awards granted in fiscal 2022 to each of Mr. Elbaum and Ms. Weng consisted of restricted stock units (“RSUs”) and performance stock units (“PSUs”). The amounts in column (e) represent the fair value of the entire amount of the award calculated in accordance with FASB ASC Topic 718 (“Topic 718”), excluding the effect of estimated forfeitures. The value of the RSUs at the grant date included in the table above for Mr. Elbaum is $124,998 and for Ms. Weng is $124,998. The value of PSUs at the grant date included in the table assumes target performance. The values of the PSUs at the grant date if the highest level of performance conditions were to be achieved would be as follows: Mr. Elbaum – $187,497; and Ms. Weng – $187,497. Note 19 of the consolidated financial statements in the 2022 Annual Report includes assumptions that we used in the calculation of the equity award values. For additional information regarding outstanding equity awards, please see “Executive Compensation – Outstanding Equity Awards at December 31, 2022.”
(4)
The amounts reported in this column for 2022 represent contributions made under the Company’s tax-qualified 401(k) retirement plan for Company employees (the “401(k) Plan”) and contributions by the Company to the Company’s defined contribution Health Savings Account (the “HSA”) that were earned in 2022. For 2022, the value of the contributions made under the 401(k) Plan included in the table above for Mr. Hilzendeger is $6,100, for Mr. Elbaum is $6,100, and for Ms. Weng is $5,125. The value of the contributions made under the HSA included in the table above for Mr. Hilzendeger is $731, for Mr. Elbaum is $1,000, and for Ms. Weng is $1,000.

(5)	Mr. Elbaum departed the Company as of April 3, 2023. The Company is in the process of identifying Mr. Elbaum’s successor.
(6)	Mr. Hilzendeger departed the Company on October 3, 2022 due to the transition of our servicing operations to ServiceMac, LLC.
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Compensation Matters (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Narrative Disclosure to Summary Compensation Table
Employment and Separation Agreements
In fiscal 2022, we experienced an environment of rapidly rising interest rates and increased competition, and therefore are strategically managing our liquidity, reducing expenses, and concentrating our efforts on margins over volume. In addition to the challenges of the aforementioned environment, we experienced a number of changes to our senior executive team in the last year. For example, Mr. Elbaum, our former Chief Financial Officer, resigned as of April 3, 2023; and Mr. Hilzendeger, our former President of Servicing, resigned as of October 3, 2022 due to the transition of our servicing operations to ServiceMac, LLC. We are in the process of identifying new members for our senior executive team.
William Newman Employment Agreement
We entered into an employment agreement with Mr. Newman, effective March 31, 2015, to serve as our chief executive officer and president. The initial term of the employment agreement was for a three-year period that began on the effective date of the employment agreement and is extended for subsequent terms of one-year unless either we or Mr. Newman give notice not to extend the term at least 60 days before the expiration of the initial term or a subsequent term.
Under the employment agreement, Mr. Newman was entitled to an annual base salary of $400,000, subject to annual review by our Board. On March 4, 2021, the Compensation Committee approved an increase in the annual base salary payable to Mr. Newman from $400,000 to $500,000, effective as of October 1, 2021. He is also eligible to earn an annual cash bonus with a target bonus opportunity equal to 100% of his base salary. Mr. Newman’s target bonus opportunity was raised to 250% of his base salary by the Compensation Committee in fiscal 2021.
Mr. Newman is subject to the following restrictive covenants under his employment agreement: (i) confidentiality during his employment and perpetually after his termination; (ii) irrevocable assignment of all rights of any intellectual property created during his employment with us; (iii) non-competition during the term of the employment agreement and for a two-year period after termination (or a one-year period after termination for a termination due to our delivery of a non-extension notice); (iv) non-solicitation of customers and vendors and non-interference with the Company’s and our affiliates’ business for the same period that the non-compete applies; and (v) non-solicitation/hire of employees from the date of the employment agreement and for a two-year period after his termination for employees of the Company and our affiliates who were employed during the 12-month period preceding the solicitation or hiring. Our obligation to provide severance payments and benefits to Mr. Newman is contingent upon his continued compliance, in all material respects, with these restrictive covenants and his execution and non-revocation of a release of claims. The severance provisions contained in Mr. Newman’s employment agreement are described below under “ – Termination and Change in Control Provisions.”
Mark Elbaum Offer Letter
We entered into an offer letter agreement with Mark Elbaum, dated November 27, 2020, to serve as our chief financial officer starting on December 7, 2020. Under the offer letter agreement, Mr. Elbaum is entitled to an annual base salary of $400,000 and is eligible to earn an annual performance-based cash bonus with a target bonus opportunity equal to 150% of his base salary with the first such bonus payable in fiscal 2022. Mr. Elbaum is subject to a non-solicitation/hire of employees from his date of hire until the first anniversary of his termination.
Mark Elbaum Separation Agreement
Mr. Elbaum resigned as Chief Financial Officer, effective April 3, 2023. In connection with his departure, Mr. Elbaum entered into a waiver and separation agreement (the “Elbaum Separation Agreement”) with the Company. The Elbaum Separation Agreement provided that: (i) the Company would pay the cost of certain of Mr. Elbaum’s COBRA premiums; (ii) the vesting of 46,304 RSUs would accelerate; (iii) Mr. Elbaum would remain eligible to vest in performance-based substitute options; and, (iv) upon the vesting of Mr. Elbaum’s performance-based substitute options, Mr. Elbaum would be entitled to receive a special bonus payment. The Elbaum Separation Agreement also contained a general release of claims against the Company, as well as other customary covenants.
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Compensation Matters (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Perry Hilzendeger Offer Letter
We entered into an offer letter agreement with Perry Hilzendeger, dated July 23, 2020, to serve as our President of Servicing starting on August 3, 2020. Under the offer letter agreement, Mr. Hilzendeger was entitled to an annual base salary of $400,000 and was eligible to earn an annual performance-based cash bonus with a target bonus opportunity equal to 100% of his base salary with the first such bonus payable in fiscal 2021. Mr. Hilzendeger is subject to a non-solicitation/hire of employees from his date of hire until the first anniversary of his termination.
Perry Hilzendeger Separation
Mr. Hilzendeger resigned as President of Servicing effective October 3, 2022. He did not receive a 2022 annual bonus payment; however, his options remain eligible to vest for a year following the date of his separation.
Base Salary
We provide each Named Executive Officer with a base salary for the services that the executive officer performs for us. Base salaries were initially set at the time each Named Executive Officer commenced employment with us and are reviewed annually by the Compensation Committee and Board and may be increased based on the individual performance of the Named Executive Officer, company performance, any change in the executive’s position within our business, the scope of the Named Executive Officer’s responsibilities and any changes thereto.
2022 Bonuses
The Compensation Committee established discretionary target bonuses for the Named Executive Officers with the amounts payable determined based on the fourth quarter fiscal 2022 performance. The target bonus for Mr. Newman is 250% of his base salary and 150% with respect the base salaries of Messrs. Elbaum and Hilzendeger and Ms. Weng. For fiscal 2022, our Named Executive Officers received the following bonuses: Mr. Newman ($205,891); Ms. Weng ($60,000); Mr. Elbaum ($60,000); and Mr. Hilzendeger ($600,000). Mr. Newman’s bonus consists of a $125,000 annual bonus, plus a special bonus of $80,891, as described below. The bonus received by Mr. Hilzendeger for 2022 was a success bonus following completion of the transition of our servicing operations to ServiceMac, LLC.
Special Bonus Agreements
We entered into a letter agreement, dated October 1, 2020 (as amended, the “2020 Special Bonus Agreement”), with Mr. Newman, which provides for a special incentive bonus to be paid as follows:
•	A portion of the special incentive bonus was paid to Mr. Newman on October 9, 2020 (the “2020 Special Bonus”).
•
A portion of the special incentive bonus will be paid to Mr. Newman upon the achievement of certain performance-vesting triggers consistent with those set forth in the substitute option agreement (as described below under “ – Equity Awards”) under the 2021 Incentive Plan (the “2020 Performance-Vesting Bonus”).

The amount of Mr. Newman’s special incentive bonus under the 2020 Special Bonus Agreement is as follows:
Named Executive Officer	2020 Special Bonus ($)(A)(1)	2020 Performance- Vesting Bonus ($)(B)(2)	Total 2020 Special Incentive Bonus ($)(A+B)
William Newman	$1,125,000	$1,875,000	$3,000,000
(1)	Reported as 2020 compensation.
(2)	To be earned, subject to satisfaction of ongoing performance conditions.
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Compensation Matters (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
We also entered into letter agreements, dated January 15, 2021 (as amended, the “January 2021 Special Bonus Agreements”), August 27, 2021 (the “August 2021 Special Bonus Agreements”), and November 19, 2021 (the “November 2021 Special Bonus Agreements,” and, together with the January 2021 Special Bonus Agreements and August 2021 Special Bonus Agreements, the “2021 Special Bonus Agreements”), with each of Mr. Newman and Mr. Elbaum, which provide for a special incentive bonus to be paid as follows:
•
A portion of the special incentive bonus with respect to the January 2021 Special Bonus Agreements, the August 2021 Special Bonus Agreements, and the November 2021 Special Bonus Agreements was paid to Mr. Newman on January 29, 2021, September 10, 2021, and December 3, 2021, respectively (the “2021 Special Bonus”).

•
A portion of the special incentive bonus will be paid to each of Messrs. Newman and Elbaum upon the achievement of certain performance-vesting triggers consistent with those set forth in the substitute option agreement (as described below under “ – Equity Awards”) under the 2021 Incentive Plan (the “2021 Performance-Vesting Bonus”).

The amount of each of Messrs. Newman’s and Elbaum’s special incentive bonus under the 2021 Special Bonus Agreements is as follows:
Named Executive Officer	2021 Special Bonus ($)(A)(1)	2021 Performance- Vesting Bonus ($)(B)(2)	Total 2021 Special Incentive Bonus ($)(A+B)
William Newman	$379,616	$632,693	$1,012,309
Mark Elbaum	$—	$101,231	$ 101,231
(1)	Reported as 2021 compensation.
(2)	To be earned, subject to satisfaction of ongoing performance conditions.
We also entered into letter agreements, dated March 18, 2022 (the “March 2022 Special Bonus Agreements”), and June 10, 2022 (the “June 2022 Special Bonus Agreements” and, together with the March 2022 Special Bonus Agreements, the “2022 Special Bonus Agreements”), with each of Mr. Newman, Mr. Elbaum and Mr. Hilzendeger, which provide for a special incentive bonus to be paid as follows:
•	A portion of the special incentive bonus with respect to the March 2022 Special Bonus Agreements and the June 2022 Special Bonus Agreements was paid to Mr. Newman in 2022 (the “2022 Special Bonus”).
•
A portion of the special incentive bonus will be paid to each of Messrs. Newman, Elbaum and Hilzendeger upon the achievement of certain performance-vesting triggers consistent with those set forth in the substitute option agreement (as described below under “ – Equity Awards”) under the 2021 Incentive Plan (the “2022 Performance Vesting Bonus”).

The amount of each of Messrs. Newman’s, Elbaum’s and Hilzendeger’s special incentive bonus under the 2022 Special Bonus Agreements is as follows:
Named Executive Officer	2022 Special Bonus ($)(A)(1)	2022 Performance- Vesting Bonus ($)(B)(2)	Total 2022 Special Incentive Bonus ($)(A+B)
William Newman	$80,891	$134,818	$215,709
Mark Elbaum	$—	$21,571	$21,571
Perry Hilzendeger	$—	$64,713	$64,713
(1)	Reported as 2022 compensation.
(2)	To be earned, subject to satisfaction of ongoing performance conditions.
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Compensation Matters (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Payment of each of the 2020, 2021, and 2022 Performance-Vesting Bonuses is subject to the executive’s continuous employment with the Company through each applicable payment date, except that if the executive’s employment is terminated by the Company without “cause,” by the executive for “good reason” or due to the executive’s death or “disability” (as such terms are defined in the 2015 Option Plan), the executive is eligible to receive the Performance-Vesting Bonus in the event that a transaction occurs that meets the specified targets before the first anniversary of the executive’s termination of employment.
Equity Awards
2021 Incentive Plan
Prior to our IPO, our Board adopted, and our stockholders approved, the 2021 Incentive Plan. Awards under the 2021 Incentive Plan may be granted to any (i) individual employed by us or our subsidiaries (other than those U.S. employees covered by a collective bargaining agreement unless and to the extent that such eligibility is set forth in such collective bargaining agreement or similar agreement); (ii) director or officer of us or our subsidiaries; or (iii) consultant or advisor to us or our subsidiaries who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). The 2021 Incentive Plan is administered by the Compensation Committee or such other committee of our Board to which it has properly delegated power, or if no such committee or subcommittee exists, our Board.
The 2021 Incentive Plan initially reserves 6,943,005 shares for issuance, which is subject to increase on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to the lesser of (i) the positive difference, if any, between (x) 5% of the outstanding common stock on the last day of the immediately preceding fiscal year and (y) the available plan reserve on the last day of the immediately preceding fiscal year and (ii) a lower number of shares of our common stock as determined by our Board. The shares issuable pursuant to the substitute options are not counted against the share reserve under the 2021 Incentive Plan. As of December 31, 2022, there were 7,284,705 shares of common stock available under the 2021 Incentive Plan.
2021 Employee Stock Purchase Plan
Prior to our IPO, our board of directors adopted, and our stockholders approved, the 2021 Employee Stock Purchase Plan, which we refer to as the Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, our employees, and those of our designated affiliates, may purchase shares of our common stock, during pre-specified offering periods determined by the compensation committee of our Board, or the Compensation Committee. Our Named Executive Officers are eligible to participate in the Employee Stock Purchase Plan on the same terms and conditions as all other participating employees.
The Employee Stock Purchase Plan is administered by the Compensation Committee. The Compensation Committee has full authority to administer the Employee Stock Purchase Plan and make and interpret rules and regulations regarding administration of the Employee Stock Purchase Plan as it may deem necessary or appropriate.
The Employee Stock Purchase Plan initially reserves 1,388,601 shares of our common stock for issuance. The plan reserve is subject to adjustment for certain changes in our capitalization. The issuance of shares pursuant to the Employee Stock Purchase Plan will reduce the total number of shares available under the Employee Stock Purchase Plan.
Substitute Options
Prior to the IPO, option grants to our Named Executive Officers were made under the Home Point Capital LP 2015 Option Plan (the “2015 Option Plan”). In January 2021, prior to the IPO and in connection with the distribution paid from the net proceeds of the Senior Notes issued in January 2021 to Home Point Capital LP (“Holdings”), our direct parent at the time, Holdings reduced the exercise prices of outstanding option awards granted under the 2015 Option Plan (the “Exercise Price Reduction”). The option holders did not receive a distribution in connection with the distribution paid to Holdings, so the Exercise Price Reduction was made as an anti-dilution adjustment to give effect to the distribution to Holdings, with the options having the same intrinsic value as before the distribution. Upon the consummation of the merger in connection with the IPO in January 2021, all outstanding options under the 2015 Option Plan were canceled and “substitute options” were granted under the 2021 Incentive Plan. The substitute options have an exercise price and cover a number of shares of our common stock that results in the substitute options having the same (subject to rounding) intrinsic value as the outstanding
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Compensation Matters (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
options granted under the 2015 Option Plan (after also giving effect to the Exercise Price Reduction). The number of shares of the Company subject to each option and the exercise price of each option described in this “Executive Compensation” section have been adjusted to reflect the substitute options granted under the 2021 Incentive Plan.
The substitute options generally have the same terms and conditions as outstanding options that were granted under the 2015 Option Plan, although certain vesting, transfer and repurchase amendments have been made to the substitute options. The substitute options are administered by our Compensation Committee or such other committee of our Board to which it has properly delegated power, or if no such committee or subcommittee exists, our Board.
Substitute options that relate to options granted under the 2015 Option Plan prior to January 31, 2020 (including those granted to Mr. Newman) are subject to the following vesting schedule:
•
50% of the common stock granted pursuant to each option are “time-vesting options,” which generally vest either (i) in annual installments over the first five years of the grant date or (ii) 40% on the second anniversary of the grant date and 20% on each of the third through fifth anniversaries of the grant date, except that all unvested time-vesting options vest on a “sponsor exit transaction” (as defined under the 2015 Option Plan); and

•
50% of the common stock granted pursuant to the options are “performance-vesting options” that vest only upon the consummation of a “sponsor exit transaction” (as defined under the 2015 Option Plan) and only if specified transfer and financial targets are satisfied. In addition, unvested performance-vesting substitute options will vest in full on the occurrence of a realization date (as defined below).

The substitute options that relate to options granted under the 2015 Option Plan to Mr. Elbaum and nearly all other options granted on or after January 31, 2020 (other than options granted to Andrew J. Bon Salle in accordance with his Consulting Agreement (as defined below) and a few other individuals), are performance-vesting options that vest upon consummation of a sponsor exit transaction or public offering only if specified transfer and financial targets are satisfied or upon the occurrence of a realization date. Sales of our common stock by the Sponsor Partners (as defined in the 2015 Option Plan) after the IPO will also be included in determining whether a sponsor exit transaction has occurred. In addition, unvested performance-vesting substitute options will vest in full on the first to occur of the date on which the Sponsor Partners have sold (i) 45% of their common units of Holdings (or shares of our common stock into which such common units have been converted in connection with the merger and the IPO) (such common units and shares of common stock collectively referred to as “sponsor interests”), provided that the Sponsor Partners have received cash proceeds in an amount necessary to ensure a return equal to 2.0 times the Sponsor Partners’ cumulative invested capital in respect of the sponsor interests, (ii) 35% of their sponsor interests, provided that the Sponsor Partners have received cash proceeds in an amount necessary to ensure a return equal to 3.0 times the Sponsor Partners’ cumulative invested capital in respect of the sponsor interests or (iii) 25% of their sponsor interests, provided that the Sponsor Partners have received cash proceeds in an amount necessary to ensure a return equal to 4.0 times the Sponsor Partners’ cumulative invested capital in respect of the sponsor interests (each such date, a “realization date”).
In connection with a termination for cause, all unvested options will be immediately forfeited. In addition, other than the potential vesting that may occur in connection with certain terminations of employment or other events described under “ – Termination and Change in Control Provisions – Equity Awards”, all unvested options will be forfeited upon a Named Executive Officer’s termination of employment, as applicable.
In addition, shares of our common stock received upon exercise of vested options are not transferable before the earlier of (i) the fourth anniversary of the completion of the IPO and (ii) any realization date, except that grantees are permitted to effect a “broker-assisted” net exercise, whereby grantees may transfer the minimum number of shares required to satisfy the applicable exercise price and/or withholding tax obligation on exercise of an option. In addition, grantees may transfer shares of our common stock received upon exercise of vested options that corresponds to the percentage of sponsor interests sold by the Sponsor Partners in connection with the IPO or a subsequent sale.
Another key component of our long-term equity incentive program prior to the IPO was that certain key executives were provided with the opportunity to invest in common units of Holdings. This investment opportunity further aligned the individual’s financial interests with those of our equity owners. In 2020, Mr. Newman invested in 1,078,545 common units, which were converted into shares of common stock of the Company in connection with the IPO and transactions related thereto.
Home Point Capital Inc. 20

Compensation Matters (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Restricted Stock Units
RSUs granted to our Named Executive Officers are made under the 2021 Incentive Plan. The RSUs vest in equal annual installments on each of the first, second, and third anniversaries of the vesting commencement date set forth in the applicable Restricted Stock Unit Grant Notice, subject to the participant’s continued service with the Company. In addition, to the extent not previously vested, the RSUs will become fully vested immediately prior to an involuntary termination without cause, or by reason of the participant’s death or disability, in each case, on or following a change in control. Upon a termination of employment for any reason not in connection with a change in control, all unvested RSUs will be forfeited, except that in the case of the participant’s death, unvested RSUs will remain outstanding for one month following the date of such termination, but shall be eligible to vest only to the extent the Compensation Committee determines, during such one month period, to accelerate the vesting of such unvested RSUs. The RSUs will be credited with dividend equivalent payments, as provided in Section 13(c)(iii) of the 2021 Incentive Plan.
Performance Stock Units
PSUs granted to our Named Executive Officers are made under the 2021 Incentive Plan. The PSUs will become earned based on the level of achievement of the Company’s average return on equity over a three-year performance period (the “Performance Condition”). The number of earned PSUs can range from 0% to 150% of the number of PSUs granted, depending on continued service with the Company and the extent to which the Performance Condition has been achieved at the end of the performance period. In addition, upon an involuntary termination without cause or termination due to death or disability, in each case, on or after a change in control of the Company, the PSUs shall vest based on actual performance through the date of the change in control. Upon a termination of employment for any reason not in connection with a change in control, all unvested PSUs will be forfeited, except that in the case of the participant’s death, unvested PSUs will remain outstanding for one month following the date of such termination, but shall be eligible to vest only to the extent the Compensation Committee determines, during such one month period, to accelerate the vesting of such unvested PSUs. The PSUs will be credited with dividend equivalent payments, as provided in Section 13(c)(iii) of the 2021 Incentive Plan.
Determination of Executive and Director Compensation for Fiscal 2022
In assessing executive compensation, the Compensation Committee consults with our Chief Executive Officer, who makes recommendations to the Compensation Committee regarding compensation of our executive officers other than the Chief Executive Officer. Our Chief Executive Officer participates in some of the Compensation Committee’s deliberations regarding compensation for our other executive officers, although all determinations are made by the Compensation Committee.
401(k) Plan
We maintain a tax-qualified 401(k) retirement plan for our employees, including our Named Executive Officers, who satisfy certain eligibility requirements. Our Named Executive Officers are eligible to participate in the 401(k) plan on the same terms generally as other eligible employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, through elective contributions to the 401(k) plan. We have the ability to make discretionary matching and profit sharing contributions to the 401(k) plan. The Company contributed a total of $2.3 million and $3.7 million for the years ended December 31, 2022 and 2021, respectively, under the 401(k) plan. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.
Home Point Capital Inc. 21

Compensation Matters (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Outstanding Equity Awards at December 31, 2022
The following table provides information regarding outstanding equity awards made to our Named Executive Officers as of December 31, 2022.
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)(4)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(5)	Market value of shares or units of stock that have not vested ($)(6)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(7)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(6)(7)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William Newman	04/01/2015(1)	1,011,136	—	1,011,136	1.77	04/01/2025
	02/28/2020(1)	—	—	674,091	1.95	02/28/2030
Jean Weng	05/04/2021						35,311	48,376
	05/04/2021								52,966	72,563
	02/10/2022						32,981	45,184
	02/10/2022								32,981	45,184
Mark Elbaum	12/22/2020(1)	—	—	269,636	17.82	12/22/2030
	05/04/2021						35,311	48,376
	05/04/2021								52,966	72,563
	02/10/2022						32,981	45,184
	2/10/2022								32,981	45,184
Perry J. Hilzendeger(8)	8/25/2020	—	—	808,909	3.27	8/25/2030
(1)	Represents the original grant date of the options under the 2015 Option Plan. See “Narrative Disclosure to Summary Compensation Table – Equity Awards” above.
(2)	The numbers in this column represent vested and exercisable time-vesting options.
(3)
The numbers in this column represent unvested outstanding performance-vesting options. These options will vest only upon the occurrence of specified performance conditions, which are described above under “Narrative Disclosure to Summary Compensation Table – Equity Awards.”

(4)	Reflects the option exercise price after giving effect to the Exercise Price Reduction described under “Narrative Disclosure to Summary Compensation Table – Equity Awards – Substitute Options.”
(5)
Reflects RSUs that vest in substantially equal installments over three years, with one-third of the grant vesting based on continued service through the first anniversary of grant date and one-third of the grant vesting on each of the two subsequent anniversaries of such date.

(6)
Value is calculated by multiplying the number of RSUs or PSUs, as applicable, that have not vested by the closing market price of our common stock ($1.37) as of the close of trading on December 30, 2022 (the last trading day of fiscal 2022).

(7)
Reflects PSUs that will vest and be earned following a three-year performance period (which performance period ends on the last day of the Company’s second fiscal quarter of 2024 (for the 2021 grants) and the Company’s second fiscal quarter of 2025 (for the 2022 grants), subject to the performance criteria described under “Narrative Disclosure to Summary Compensation Table –  Equity Awards.” The number of shares and the payout value for the PSUs reported in the table above reflect payout at target.)

(8)	Mr. Hilzendeger’s equity awards remain eligible to vest for one year following October 3, 2022, the date of his resignation.
Home Point Capital Inc. 22

Compensation Matters (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Equity Compensation Plan Information
The following table sets forth information as of December 31, 2022 regarding the Company’s equity compensation plans, giving effect to the issuance of the substitute options, RSUs, and PSUs under the 2021 Incentive Plan. The only plans pursuant to which the Company may currently make additional equity grants or issue equity compensation are the 2021 Incentive Plan and the Employee Stock Purchase Plan.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2021 Incentive Plan	11,696,612(1)	$4.64(2)	7,284,705(3)
Employee Stock Purchase Plan	—	N/A	1,388,601(4)
Equity compensation plans not approved by security holders	—	—	—
Total	11,696,612	$4.64(2)	8,673,306
(1)
Includes 10,933,893 shares issuable pursuant to substitute options granted in connection with our IPO under the 2021 Incentive Plan, 392,448 shares issuable upon vesting of time-vesting RSUs awarded under the 2021 Incentive Plan, and 370,271 shares issuable upon vesting of PSUs, each as of December 31, 2022. The shares issuable pursuant to the substitute options are not counted against the share reserve under the 2021 Incentive Plan.

(2)	RSUs and PSUs are not taken into account in the weighted-average exercise price as such awards have no exercise price.
(3)	Substitute options granted in connection with the IPO are not counted against the share reserve under the 2021 Incentive Plan.
(4)	These shares are reserved for issuance under the Employee Stock Purchase Plan.
Home Point Capital Inc. 23

2023 NOTICE OF MEETING AND PROXY STATEMENT
Pay Versus Performance
Year (a)	Summary Compensation Table (“SCT”) Total for PEO(1) (b)	Compensation Actually Paid to PEO(2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e)(2)	Value of Initial Fixed $100 Investment Based On:	Net Income (Loss) (in thousands) (g)
					Total Share-holder Return (f)
2022	$705,891	$(3,573,829)	$783,093	$(525,372)	$14.73	$(163,454)
2021	$1,428,078	$(24,889,376)	$2,221,570	$(1,171,509)	$46.88	$166,272
(1)
Mr. Newman was our principal executive officer (“PEO”) for each of 2022 and 2021. For 2022, our non-PEO named executive officers were Mr. Elbaum, Mr. Hilzendeger, and Ms. Weng. For 2021, our non-PEO named executive officers were Mr. Elbaum and Mr. Forlines.

(2)
For each of 2022 and 2021 (each, a “Covered Year”), in determining both the compensation “actually paid” to our PEO and the average compensation “actually paid” to our non-PEO named executive officers for purposes of this Pay Versus Performance table (“PVP Table”), we deducted from or added back to the total amounts of compensation reported in column (b) for such Covered Year the following amounts:

Item and Value Added (Deducted)	2022	2021
For William A. Newman:
Summary Compensation Table totals	$705,891	$1,428,078
- Summary Compensation Table “Stock Awards” column value	$—	$—
+ year-end fair value of outstanding equity awards granted in Covered Year	$—	$—
+/- change in fair value of outstanding equity awards granted in prior years	$(4,279,720)	$(26,317,454)
+/- change in fair value of prior-year equity awards vested in Covered Year	$—	$—
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$—	$—
+ includable dividends/earnings on equity awards during Covered Year	$—	$—
	$(3,573,829)	$(24,889,376)
Item and Value Added (Deducted)	2022	2021
For Non-PEO Named Executive Officers (Average):	Avg. of Jean Weng, Mark Elbaum, and Perry Hilzendeger	Avg. of John Forlines and Mark Elbaum
Summary Compensation Table totals	$783,093	$2,221,570
- Summary Compensation Table “Stock Awards” column value	$166,664	$1,499,997
+ year-end fair value of outstanding equity awards granted in Covered Year	$60,245	$476,694
+/- change in fair value of outstanding equity awards granted in prior years	$(387,602)	$(2,369,775)
+/- change in fair value of prior-year equity awards vested in Covered Year	$(15,654)	$—
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$801,498	$—
+ includable dividends/earnings on equity awards during Covered Year	$2,707	$—
	$(525,372)	$(1,171,509)
Home Point Capital Inc. 24

Compensation Matters (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Pay Versus Performance Relationship Descriptions
The following graphical comparisons provide descriptions of the relationships between certain figures included in the “Pay Versus Performance Table” for each of 2022 and 2021, including comparisons between the compensation actually paid to the PEO and the average compensation actually paid to our non-PEO named executive officers and (i) the Company’s Total Shareholder Return values set forth in column (f) and (ii) net income (loss) as set forth in column (g).

Home Point Capital Inc. 25

2023 NOTICE OF MEETING AND PROXY STATEMENT
Termination and Change in Control Provisions
Mr. Newman’s Severance Benefits Upon Termination
Mr. Newman’s employment agreement provides that if Mr. Newman’s employment is terminated by us without “cause” (as defined in the employment agreement), by Mr. Newman for “good reason” (as defined in the employment agreement) or at the end of any subsequent one-year term of the employment agreement due to our delivery of a non-extension notice, he will receive continued base salary for 12 months after his termination and 100% of the annual bonus that he earned in the year prior to his termination, subject to his execution of a general release of claims and continued compliance with the restrictive covenants described above.
Accelerated Vesting of Equity Awards
Substitute Options
Time-Vesting Options. In the event of a termination of the participant’s employment by us without “cause” (as defined in the 2021 Incentive Plan), by the participant for “good reason” or due to the participant’s death or “disability” (as defined in the 2021 Incentive Plan), the time-vesting options will vest with respect to the common stock that would have vested on the next anniversary of the grant date.
Performance-Vesting Options. In the event of a termination of the participant’s employment (A) by us without cause, (B) by the participant for good reason or (C) due to the participant’s death or disability, the performance-vesting options will remain eligible to vest (and shall vest upon satisfaction of the vesting conditions for performance-vesting options) until the first anniversary of such termination (but not beyond the expiration date of such option period).
Restricted Stock Units
The RSUs will become fully vested, to the extent not previously vested, immediately prior to an involuntary termination without cause, or by reason of the participant’s death or disability, in each case, on or following a change in control. Upon a termination of employment for any reason not in connection with a change in control, all unvested RSUs will be forfeited, except that in the case of the participant’s death, unvested RSUs will remain outstanding for one month following the date of such termination, but shall be eligible to vest only to the extent the Compensation Committee determines, during such one month period, to accelerate the vesting of such unvested RSUs.
Performance Stock Units
Upon an involuntary termination without cause or termination due to death or disability, in each case, on or after a change in control of the Company, the PSUs shall vest based on actual performance through the date of the change in control. Upon a termination of employment for any reason not in connection with a change in control, all unvested PSUs will be forfeited, except that in the case of the participant’s death, unvested PSUs will remain outstanding for one month following the date of such termination, but shall be eligible to vest only to the extent the Compensation Committee determines, during such one month period, to accelerate the vesting of such unvested PSUs.
Home Point Capital Inc. 26

Compensation Matters (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Non-Management Director Compensation
General
The Compensation Committee periodically reviews, and recommends to the Board, the form and amount of non-management director compensation.
Compensation Program
In 2022, each director who was not an employee of the Company or associated with the Sponsor was entitled to receive annual cash retainers and equity retainers for Board and committee service as set forth in the table below.
Compensation Component(1)	Value ($)	Vehicle
Annual Retainer	$75,000	Cash
Equity Retainer	See footnote(2)	RSUs
Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee Chair Retainers	15,000	Cash
Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee Member Retainers(3)	10,000	Cash
(1)	Directors receive reimbursement of reasonable travel and related expenses associated with attendance at board or committee meetings.
(2)
The equity retainer for each fiscal year is comprised of a grant of RSUs with a fair market value determined by the Board at the time of the grant, which will vest at the next annual meeting of stockholders following such grant; for 2022, each of Ms. Goodman, Mr. Morse, and Mr. Bon Salle received a grant of RSUs with a grant date fair market value of $100,000 in connection with their service as a director, each to vest at the Annual Meeting.

(3)	The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee member retainer is payable to each member of the respective committee, other than the committee’s chair.
Consulting Agreement with Mr. Bon Salle
Effective January 9, 2021, we entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Bon Salle, pursuant to which we have engaged Mr. Bon Salle as a consultant for an initial term through December 31, 2022, following which such term shall automatically be extended on a one-year rolling basis. Either party may terminate the Consulting Agreement upon 30 days’ written notice to the other party. Under the Consulting Agreement, Mr. Bon Salle agreed to serve as Chairperson of the Board and to devote up to a maximum of 20 hours per week performing his responsibilities and services under the Consulting Agreement. As consideration for his services under the Consulting Agreement, Mr. Bon Salle is entitled to an annual consulting fee of $500,000. He is also eligible for an annual bonus with performance targets to be mutually established and a target bonus equal to 150% of the annual consulting fee; provided that, unless Mr. Bon Salle has terminated the Consulting Agreement, or the Company has terminated the Consulting Agreement for “cause” (as such term is defined in the Consulting Agreement), prior to December 31, 2022 or December 31, 2023, as applicable, for each of calendar years 2022 and 2023, Mr. Bon Salle will be entitled to receive a minimum annual bonus of $500,000, irrespective of whether any performance targets are achieved.
Sponsor Directors
Our non-employee directors associated with the Sponsor, including Messrs. Khan, Levey, and Rosenzweig, receive no compensation for their services on the Board.
Home Point Capital Inc. 27

Compensation Matters (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
2022 Director Compensation
The following table shows the compensation our non-management directors were paid during 2022 for their service as directors:
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Andrew J. Bon Salle(3)	$ 177,065	$ 321,234	$ 1,000,000	$ 1,498,300
Laurie S. Goodman	104,970	147,594	—	252,564
Agha S. Khan(4)	—	—	—	—
Stephen A. Levey(4)	—	—	—	—
Timothy R. Morse	104,970	147,594	—	252,564
Eric L. Rosenzweig(4)	—	—	—	—
Joanna E. Zabriskie	78,389	58,221	—	136,610
(1)
The column titled “Stock Awards” reports the fair value of the RSU awards to the non-management directors at their grant dates in 20221 calculated in accordance with Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 198 of the consolidated financial statements in the 2022 Annual Report. As of December 31, 2022, each of Mr. Bon Salle, Ms. Zabriskie, Ms. Goodman, and Mr. Morse had 86,430, 26,385, 47,992, and 47,992 RSUs outstanding, respectively. Mr. Bon Salle’s 86,430 RSUs, Ms. Goodman’s 21,607 RSUs, and Mr. Morse’s 21,607 of RSUs are fully vested. Ms. Zabriskie’s 26,385 RSUs, Ms. Goodman’s 26,385 of RSUs, and Mr. Morse’s 26,385 of RSUs are unvested.

(2)
For fiscal 2022, Mr. Bon Salle received an annual consulting fee of $500,000 and a bonus of $500,000 pursuant to the Consulting Agreement. Please see “Non-Management Director Compensation - Agreements with Mr. Bon Salle - Consulting Agreement” for additional information.

(3)
In addition to the amounts described in the prior footnote, as a non-employee director, Mr. Bon Salle received an annual retainer of $85,000 for his service as a director and a member of the Nominating and Corporate Governance Committee.

(4)	Received no compensation as associated with the Sponsor.
Home Point Capital Inc. 28

2023 NOTICE OF MEETING AND PROXY STATEMENT
PART 3 – CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Person Policy
Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written statement of policy regarding transactions with related persons (the “Related Person Policy”) that complies with the requirements upon issuers having publicly held common stock that is listed on a national securities exchange.
The Related Person Policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel or Chief Financial Officer, or such other person designated by the Board, any “related person transaction” (defined as any transaction that we anticipate would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our General Counsel or Chief Financial Officer will then promptly communicate that information to our Board. A related-person transaction reviewed under the Related Person Policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction.
Considerations
As appropriate for the circumstances, the Audit Committee will review and consider:
•	the relationship of the related person to the Company
•	the nature and extent of the related person’s interest in the transaction
•	the material terms of the transaction
•	the importance and fairness of the transaction both to the Company and to the related person
•	the business rationale for engaging in the transaction
•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company
•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any
•	any other matters that management or the Audit Committee shall deem appropriate
The Audit Committee may approve or ratify the related-person transaction only if the Audit Committee determines in good faith that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of the Company.
The Related Person Policy provides that certain transactions in the ordinary course of our business involving the Sponsor or its affiliates (including portfolio companies) in which the Sponsor may have a direct or indirect material interest shall be deemed to be approved or ratified under the terms of the Related Person Policy in certain instances, including (but not limited to):
•
the purchase or sale of products or services in the ordinary course of the Company’s business provided that (1) the aggregate amount involved in any such purchase or sale is expected to be less than $5,000,000 over five years; (2) such products or services are of a type that are generally made available to other customers by the Sponsor or its affiliates or the Company, as applicable; and (3) the appropriate officers of the Company reasonably believe that such transaction is an arms’-length transaction.

Home Point Capital Inc. 29

Related Party Transactions (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Related Person Transactions
The following is a summary of material provisions of the transactions for which we were a party with our executive officers, board members, or 5% or greater stockholders and their affiliates since January 1, 2022. We believe the terms and conditions in these agreements are reasonable and customary for transactions of these types.
Stockholders’ Agreement
In connection with our IPO, the Company entered into the Stockholders’ Agreement with the Trident Stockholders. The Stockholders’ Agreement grants the Trident Stockholders the right to nominate to our Board a number of designees equal to: (i) at least a majority of the total number of directors comprising our Board at such time as long as the Trident Stockholders and their affiliates collectively beneficially own at least 50% of the outstanding shares of our common stock; (ii) at least 40% of the total number of directors comprising our Board at such time as long as the Trident Stockholders and their affiliates collectively beneficially own at least 40% but less than 50% of the outstanding shares of our common stock; (iii) at least 30% of the total number of directors comprising our Board at such time as long as the Trident Stockholders and their affiliates collectively beneficially own at least 30% but less than 40% of the outstanding shares of our common stock; (iv) at least 20% of the total number of directors comprising our Board at such time as long as the Trident Stockholders and their affiliates collectively beneficially own at least 20% but less 30% of the outstanding shares of our common stock; and (v) at least 10% of the total number of directors comprising our Board at such time as long as the Trident Stockholders and their affiliates collectively beneficially own at least 5% but less than 20% of the outstanding shares of our common stock. For purposes of calculating the number of directors that the Trident Stockholders will be entitled to nominate pursuant to the formula outlined above, any fractional amounts would be rounded up to the nearest whole number and the calculation would be made on a pro forma basis, taking into account any increase in the size of our board of directors (e.g., one and one quarter (1¼) directors shall equate to two directors). In addition, in the event a vacancy on the Board is created by the death, disability, retirement or resignation of a Trident Stockholders director-designee, the Trident Stockholders shall, to the fullest extent permitted by law, have the right to have the vacancy filled by a new Trident Stockholders director-designee.
In addition, the Stockholders’ Agreement grants the Trident Stockholders with special governance rights, for as long as the Trident Stockholders and their affiliates collectively maintain ownership of at least 25% of our outstanding common stock, including rights of approval over the following actions by us or any of our subsidiaries:
•	entering into or effecting a “Change in Control” as defined in the Stockholders’ Agreement;
•
entering into any agreement providing for the acquisition or divestiture of assets or equity securities, in each case providing for aggregate consideration in excess of $100 million, other than such agreements entered into in the ordinary course of business;

•	entering into any joint venture or similar business alliance having a fair market value as of the date of formation thereof (as reasonably determined by the Board) in excess of $100 million;
•
initiating a voluntary liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding involving the Company or any subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Exchange Act;

•	any material change in the nature of the business of the Company and its subsidiaries, taken as a whole;
•
the incurrence of indebtedness for borrowed money in an aggregate principal amount in excess of $100 million in any transaction or series of related transactions, other than borrowings under any mortgage warehouse lines of credit or other lines of credit in the ordinary course of business or consistent with past practice or industry practice;

•	terminating the employment of the Chief Executive Officer of the Company or any subsidiary or hiring a new Chief Executive Officer of the Company or any subsidiary; and
•
any increase or decrease in the size or composition of our Board, committees of our Board, and boards and committees of our subsidiaries, subject to certain other provisions in the Stockholders’ Agreement.

Home Point Capital Inc. 30

Related Party Transactions (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Trident Stockholders. The Registration Rights Agreement provides to the Trident Stockholders an unlimited number of “demand” registration rights and customary “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the Trident Stockholders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.
Director and Officer Indemnification and Insurance
We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs and expenses, and have purchased directors’ and officers’ liability insurance. We also maintain a general liability insurance policy which covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Agreement with Mr. Bon Salle
The Company is party to a Consulting Agreement with Mr. Bon Salle. Please see “Part 2 – Compensation Matters – Non-Management Director Compensation – Consulting Agreement with Mr. Bon Salle” for additional information.
Other Related Party Transactions
Investment entities managed by the Sponsor have ownership interests in a broad range of companies. We have entered and may enter into commercial transactions in the ordinary course of our business with some of these companies, including with respect to valuation services, insurance brokerage services, and loan review services for certain of our loan originations. The rates at which these companies provided such services to us were negotiated as arms’-length transactions, and we paid total fees of approximately $22.2 million to such related parties for the year ended December 31, 2022. In particular, we have regularly used services provided by CoreLogic, Inc. (“CoreLogic”) in the ordinary course of our business. In 2021, CoreLogic was acquired by investment entities directly or indirectly managed by the Sponsor, together with certain other investment entities. In the year ended December 31, 2022, we paid fees of approximately $10.9 million to CoreLogic. We engaged CoreLogic as a service provider prior to such acquisition and all services with CoreLogic were negotiated as arms’-length transactions.
Based on information provided by the directors and executive officers, no other related-person transactions are required to be reported in this proxy statement under applicable SEC regulations. In addition, the Company has not extended a personal loan or extension of credit to any of its directors or executive officers.
Insider Trading Policy and Prohibition on Hedging and Pledging
Our Insider Trading and Tipping Policy, which applies to directors and executive officers, expressly prohibits purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for personal benefit. The policy also prohibits hedging transactions involving our stock, including, but not limited to, through the use of financial instruments such as puts, calls, and other derivative instruments, or through the establishment of a short position in our securities. In addition, our Insider Trading and Tipping Policy prohibits directors and executive officers from pledging Company securities as collateral for a loan.
Home Point Capital Inc. 31

Related Party Transactions (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Security Ownership of Certain Beneficial Owners and Management
Beneficial Owners
The table below sets forth the number of shares of common stock of the Company beneficially owned as of the close of business on April 10, 2023 (the “Table Date”) by each person or entity known to the Company to beneficially own five percent or more of our outstanding common stock. The number of shares of common stock outstanding as of the Table Date was 138,430,573. The percent of common stock is based on such number of shares and is rounded off to the nearest one-tenth of a percent.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Total Outstanding Common Stock
The Trident Stockholders c/o Stone Point Capital LLC 20 Horseneck Lane Greenwich, CT 06830	127,771,035(1)	92.3%
(1)
Based solely on a Schedule 13G filed with the SEC on February 10, 2022, Trident VI, L.P. (“Trident VI”), Trident VI Parallel Fund, L.P. (“Trident VI Parallel”), Trident VI DE Parallel Fund, L.P. (“Trident VI DE”) and Trident VI Professionals Fund, L.P. (“Trident VI Professionals” and, together with Trident VI, Trident VI Parallel and Trident VI DE, the “Trident VI Partnerships”) and each of their respective general partners, as well as Stone Point Capital LLC (“Stone Point Capital”), the manager of the Trident VI Partnerships, may be deemed to be the beneficial owners having shared voting power and shared investment power over the securities described in this footnote. The general partner of each of Trident VI, Trident VI Parallel and Trident VI DE is Trident Capital VI, L.P. The general partner of Trident VI Professionals is Stone Point GP Ltd. Pursuant to certain management agreements, Stone Point Capital has received delegated authority by Trident Capital VI, L.P. and Stone Point GP Ltd. relating to the Trident VI Partnerships, provided that the delegated discretion to exercise voting rights may not be exercised on behalf of any of the Trident VI Partnerships without first receiving direction from the Investment Committee of Trident Capital VI, L.P. or a majority of the general partners of Trident Capital VI, L.P., or Stone Point GP Ltd., as applicable. The management agreements do not delegate any power with respect to the disposition of shares of our common stock held by the Trident VI Partnerships. Agha S. Khan, Stephen A. Levey and Eric L. Rosenzweig, each of whom is a member of our Board of Directors, are employees of Stone Point Capital.

Home Point Capital Inc. 32

Related Party Transactions (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Directors and Executive Officers
The table below sets forth the number of shares of the Company’s common stock beneficially owned as of the Table Date by (1) each director, (2) the Named Executive Officers as identified in the Summary Compensation Table of this proxy statement, and (3) all directors and executive officers as a group. For this purpose, beneficial ownership is determined under the rules of the SEC. The percent of common stock is based on such number of shares and is rounded off to the nearest one-tenth of a percent.
To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the below table have sole voting and investment power with respect to all shares of the Company’s common stock. Unless otherwise indicated, the address for each individual listed below is c/o Home Point Capital Inc., 2211 Old Earhart Road, Suite 250, Ann Arbor, Michigan 48105.
Name	Amount and Nature of Beneficial Ownership(1)	Percent of Total Outstanding Common Stock
Andrew J. Bon Salle(2)	478,783	*
Laurie S. Goodman(3)	39,349	*
Agha S. Khan	—	*
Stephen A. Levey	—	*
Timothy R. Morse(4)	39,349	*
Eric L. Rosenzweig	—	*
Joanna E. Zabriskie(5)	26,385	*
William A. Newman(6)	2,033,304	1.5%
Mark E. Elbaum	34,174	*
Jean Weng(7)	32,457
All directors and executive officers as a group (11 persons)	2,922,241(2)(3)(4)(5)(6)(7)	2.1%
*	Less than 1% of common stock outstanding.
(1)	Information in this table includes shares that the individual or group has the right to acquire within 60 days of the Table Date.
(2)
Includes 404,454 shares underlying options held by such person that are exercisable within 60 days of the Table Date and 22,471 shares subject to outstanding RSU awards that will vest within 60 days of the Table Date.

(3)	Includes 26,385 shares subject to outstanding RSU awards that will vest within 60 days of the Table Date.
(4)	Includes 26,385 shares subject to outstanding RSU awards that will vest within 60 days of the Table Date.
(5)	Includes 26,385 shares subject to outstanding RSU awards that will vest within 60 days of the Table Date.
(6)
Includes 1,011,136 shares underlying options held by such person that are exercisable within 60 days of the Table Date and 1,022,168 shares held by the William A. Newman Revocable Trust u/d/t December 10, 2001 of which such person is trustee and has voting and investment authority over the shares held by the trust. The address for the William A. Newman Revocable Trust is 3000 Glazier Way, #110, Ann Arbor, MI 48105.

(7)	Includes 17,655 shares subject to outstanding RSU awards that will vest within 60 days of the Table Date.
Home Point Capital Inc. 33

2023 NOTICE OF MEETING AND PROXY STATEMENT
PART 4 – AUDIT RELATED MATTERS
Item 2 – Ratification of the Selection of the Independent Registered Public Accounting Firm
The Board of Directors unanimously recommends that you vote FOR this proposal (Item 2 on your proxy card)
The Board recommends that stockholders approve the ratification of the selection of the independent registered public accounting firm described below. The Audit Committee has appointed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the year ending December 31, 2023. BDO has acted as our independent auditor since 2017. We have been advised by BDO that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) and that it complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC.
Audit Committee Responsibilities and Duties
The Audit Committee has direct responsibility for the engagement, termination, compensation, retention, evaluation, and oversight of the work of our independent registered public accounting firm, including the sole authority for the establishment of pre-approval policies and procedures for all audit and non-audit engagements. The Audit Committee also oversees the integrity of our financial statements and reports and the qualifications, performance, and independence of the Company’s independent registered public accounting firm. For more information, see the description in this proxy statement of the Audit Committee under the heading “Part 1 – Corporate Governance at the Company – Corporate Governance – Committees of the Board of Directors.”
Recommendation and Voting
The Audit Committee and the Board believe that the continued retention of BDO as our independent registered public accounting firm is in the best interest of the Company and its stockholders.
While stockholder ratification of the selection of BDO as our independent registered public accounting firm is not required, the Board is submitting the selection of BDO to the stockholders for ratification to learn the opinion of stockholders on the selection. Should the selection of BDO not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even in the event the selection of BDO is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if in its view such a change is in the best interests of the Company and its stockholders. Representatives of BDO will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.
Home Point Capital Inc. 34

Audit Related Matters (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has established pre-approval policies and procedures applicable to all services provided by the Company’s independent registered public accounting firm, pursuant to which the Audit Committee reviewed for approval each particular service expected to be provided. In connection with that review, the Audit Committee is provided with detailed information so that it can make well-reasoned assessments of the impact of the services on the independence of the independent auditor. Pre-approvals could include pre-approved cost levels or budgeted amounts or a range of cost levels or budgeted amounts. Pre-approval is also required for changes in terms, conditions, and fees resulting from changes in the engagement scope, changes in the Company’s structure, or other matters. The pre-approvals include services in categories of audit services, audit-related services, tax services, and other services permissible under the SEC’s auditor independence rules. The services shown in the table below were approved by the Audit Committee in accordance with these pre-approval policies and procedures.
Audit and Non-Audit Fees
BDO was the Company’s independent registered public accounting firm in 2022 and 2021. Fees incurred by the Company and its subsidiaries for professional services rendered by BDO with respect to 2022 and 2021 were as follows:
Description	2022	2021
Audit Fees	$1,311,824.80	$1,201,300
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Services provided under Audit Fees primarily included fees for the annual audit and quarterly reviews of our consolidated financial statements and other professional services provided in connection with statutory and regulatory filings or engagements. Services provided under Audit-Related Fees consisted principally of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
Home Point Capital Inc. 35

Audit Related Matters (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Report of the Audit Committee
The Audit Committee operates pursuant to a charter that is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this proxy statement under “Part 1 – Corporate Governance at the Company – Corporate Governance – Committees of the Board of Directors.” Under the charter of the Audit Committee, the Company’s management is responsible for the preparation, presentation, and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
In performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC.
Submitted by,
Timothy R. Morse, Chair
Laurie S. Goodman
Joanna E. Zabriskie
Home Point Capital Inc. 36

2023 NOTICE OF MEETING AND PROXY STATEMENT
PART 5 – GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Questions and Answers About Voting
Why am I receiving these materials?
The Company’s Board of Directors is soliciting your vote by proxy at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting your shares.
Can I access the Company’s proxy materials and annual report electronically?
This proxy statement and our 2022 Annual Report, including our audited consolidated financial statements for the year ended December 31, 2022, are available to our stockholders on the Internet. On or about April 25, 2023, we mailed to our U.S. stockholders as of April 10, 2023, the record date for the Annual Meeting, a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access these proxy materials online and how to vote. Also on or about April 25, 2023, we began mailing printed copies of these proxy materials to stockholders that have requested printed copies and to stockholders outside the United States. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access and review online all of the important information contained in this proxy statement and our 2022 Annual Report. The Notice also instructs you on how you may submit your vote over the Internet. If you received the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
How do I request a printed copy of the proxy materials?
To request a printed copy of the proxy statement, 2022 Annual Report and proxy card relating to this stockholder meeting or future stockholder meetings, visit www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. You must have available the 16-digit control number from the Notice described above. If you currently receive printed copies of the proxy materials and would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports, and related materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions on the proxy card using the Internet and, when prompted, indicate that you agree to receive or access proxy and related materials electronically in future years.
What is the record date for the meeting?
Our Board has fixed the record date for the Annual Meeting as of the close of business on April 10, 2023.
How many votes can be cast by all stockholders?
As of the record date, 138,430,573 shares of our common stock were outstanding and entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.
How do I vote?
If your shares are registered in your name, you may vote online while virtually attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/HMPT2023 or by proxy without attending the Annual Meeting. Registered stockholders may also vote by telephone or on the Internet prior to the meeting by following the instructions included with your proxy card or the Notice. In addition, if you received a printed proxy card, you may mark, sign, date, and mail the proxy card you received from the Company in the postage-paid return envelope. If you vote in accordance with any of the available methods, your shares will be voted at the Annual Meeting pursuant to your instructions. If you sign and return the proxy card or vote by telephone or on the Internet but do not provide voting instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board given below.
If your shares are held in “street name” by a broker, bank, or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker, or other nominee will send you directions on how to vote those shares, which may include the ability to instruct the voting of your shares by telephone or on the Internet prior to the meeting.
Home Point Capital Inc. 37

General Information (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
If your shares are registered in your name or if your shares are held by a broker, bank, or other nominee and you wish to vote online while virtually attending the meeting, you will need to access the live audio webcast of the meeting at www.virtualshareholdermeeting.com/HMPT2023 and follow the instructions for stockholder voting.
Who pays the cost for soliciting proxies by the Company?
The Company will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail and electronic means. Proxies may also be solicited by employees of the Company and its subsidiaries personally, or by mail, telephone, fax or email, without any remuneration to such employees other than their regular compensation. The Company will reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain authorization for the execution of proxies.
What is householding?
Some banks, brokers, and other nominee record holders may be “householding” our proxy statements, annual reports, and related materials. “Householding” means that only one copy of these documents may have been sent to multiple stockholders in one household. If you would like to receive your own set of the Company’s proxy statements, annual reports, and related materials, or if you share an address with another stockholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker, or other nominee or write or call Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or 800-542-1061. Alternatively, if you wish to receive a separate set of proxy materials for this year’s Annual Meeting, we will deliver them promptly upon request to the Company’s Investor Relationships Department at 2211 Old Earhart Road, Suite 250, Ann Arbor, MI 48105; email: investor@hpfc.com; telephone number: 734-205-9680.
May I change my vote?
If you are a registered stockholder, you may change your vote or revoke your proxy at any time before it is voted by notifying the Corporate Secretary in writing, by returning a signed proxy with a later date, by submitting an electronic proxy as of a later date or by virtually attending the meeting and voting online during the meeting. If your shares are held in “street name,” you must contact your bank, broker, or other nominee for instructions on changing your vote.
What constitutes a quorum?
In order to lawfully conduct the Annual Meeting, a majority of our outstanding shares of common stock as of April 10, 2023 must be present at the Annual Meeting either in person or by proxy. This is called a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by one of the methods described above under the question “How do I vote?” Abstentions and “broker non-votes” (as explained below under the question “What is a “broker non-vote”?”) also will be counted for purposes of establishing a quorum.
What is a “broker non-vote”?
If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when shares registered in the name of a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its client who beneficially owns those shares. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. See “Will my shares held in street name be voted if I do not provide my proxy?” and “How will abstentions and broker non-votes be treated?” below.
Will my shares held in street name be voted if I do not provide my proxy?
On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. The only “routine” matter to be presented at the Annual Meeting is Item 2: Ratification of the selection of the independent registered public accounting firm.
Home Point Capital Inc. 38

General Information (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
What vote is required to approve each item?
The chart below sets forth each item of business that we expect to be put before our stockholders at the Annual Meeting, and for each such item: the voting options available, the vote required to adopt or approve, the voting recommendation of our Board, the effect of abstaining from the vote, whether such item is a “discretionary matter” for which brokers may cast discretionary votes, and the effect of broker non-votes.
Proposal	Voting Options	Vote Required	Directors’ Recommendation	Effect of Abstentions	Broker Discretionary Votes Allowed?	Effect of Broker Non-Votes
Election of Directors	You may vote FOR or ABSTAIN for each director nominee	The director nominees with the greatest number of FOR votes cast by stockholders entitled to vote at the Annual Meeting, even if less than a majority, will be elected	FOR each director nominee Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the election of each of our director nominees	Abstentions will not count as a vote for or against a director nominee because directors are elected by plurality voting	No	No effect
Ratification of BDO USA, LLP as Independent Registered Public Accounting Firm for 2023	You may vote FOR, AGAINST, or ABSTAIN on the resolution to ratify the appointment	Majority of votes represented at the Annual Meeting and entitled to vote thereon	FOR the ratification of the appointment Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the ratification of the appointment	Counted for purposes of determining minimum number of affirmative votes required for approval, impact is the same as a vote against	Yes	N/A
How is the vote counted?
Votes cast by proxy or at the Annual Meeting will be counted by the persons appointed by the Company to act as inspectors for the Annual Meeting.
Where is the meeting held?
The Annual Meeting will be conducted via live audio webcast at: www.virtualshareholdermeeting.com/HMPT2023.
While there will be no physical meeting location, we have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. In addition to supporting the health and well-being of all of our stockholders, associates and other members of the community, we believe there are many benefits to a virtual meeting, including expanded access, improved communication, and cost savings for our stockholders and us.
Please allow ample time for the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page hosting the virtual meeting.
How do I submit a question at the Annual Meeting?
If you wish to submit a question on the day of the Annual Meeting, beginning at 10:45 a.m. Eastern Time on June 8, 2023, you may login and ask a question at www.virtualshareholdermeeting.com/HMPT2023. The Annual Meeting will be governed by our meeting guidelines posted at www.virtualshareholdermeeting.com/HMPT2023 in advance of the meeting. The meeting guidelines will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.
Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints.
What happens if the meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
Home Point Capital Inc. 39

General Information (cont.)	2023 NOTICE OF MEETING AND PROXY STATEMENT
Other Matters
The Board does not know of any other matters that may be presented for action at the Annual Meeting. Under our Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the Annual Meeting has passed. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with their judgment. See the discussion in this proxy statement under the heading “– Questions and Answers About Voting.”
Proposals and Nominations by Stockholders
Any stockholder who wishes to submit a proposal in accordance with Rule 14a-8 promulgated under the Exchange Act to be considered for inclusion in next year’s proxy statement must deliver such proposal to the Corporate Secretary at the principal executive offices of our Company not later than December 27, 2023. We suggest that all such proposals be sent by certified mail, return receipt requested.
Additionally, our Bylaws permit stockholders to nominate directors and present other business for consideration, but not for inclusion in next year’s proxy statement, at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2024 Annual Meeting of Stockholders, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2024 Annual Meeting of Stockholders, such a proposal must be received on or after February 8, 2024, but not later than March 10, 2024. In the event that the date of the 2024 Annual Meeting of Stockholders is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting, such notice by the stockholder must be so received no earlier than 120 days prior to the 2024 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting of Stockholders or 10 calendar days following the day on which public announcement of the date of such annual meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. The proxy solicited by the Board for the 2024 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.
Our Bylaws specify requirements relating to the content of the notice that stockholders must provide to the Corporate Secretary, including a stockholder nomination for director, to be properly presented at a stockholder meeting.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of this year’s Annual Meeting. If the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made. Accordingly, for the 2024 Annual Meeting of Stockholders, we must receive such notice no later than April 9, 2024.
Any proposal of business or nomination should be mailed to: Office of the General Counsel, 2211 Old Earhart Road, Suite 250, Ann Arbor, Michigan 48105.
Home Point Capital Inc. 40

Home Point Capital Inc.
2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan 48105

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 7, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/HMPT2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 7, 2023. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06197-P91982

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**HOME POINT CAPITAL INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect three Class II directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Laurie S. Goodman
02) William A. Newman
03) Eric L. Rosenzweig

**The Board of Directors recommends you vote FOR the following proposal:**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

V06198-P91982

**HOME POINT CAPITAL INC.**
**Annual Meeting of Stockholders**
**June 8, 2023 11:00 AM EDT**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Jean Weng and Julianne Ilstrup, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of HOME POINT CAPITAL INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on June 8, 2023, virtually at: www.virtualshareholdermeeting.com/HMPT2023, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**